As filed with the Securities and Exchange Commission on April 1, 2009

Registration No. 333-90022

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Harte-Hanks, Inc.

(Exact name of registrant as specified in its charter)

Delaware	74-1677284
(State or other jurisdiction of	(IRS Employer
Incorporation or organization)	Identification No.)

200 Concord Plaza Drive, Suite 800

San Antonio, Texas 78216

210-829-9000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Harte-Hanks, Inc. 1994 Employee Stock Purchase Plan

(Full Title of Plan)

Bryan J. Pechersky

Senior Vice President, General Counsel & Secretary

Harte-Hanks, Inc.

200 Concord Plaza Dr., Suite 800

San Antonio, TX 78216

(210) 829-9000

(Name, address, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common stock, $1.00 par value	See Explanatory Note	See Explanatory Note	See Explanatory Note	See Explanatory Note
Total	See Explanatory Note	See Explanatory Note	See Explanatory Note	See Explanatory Note

EXPLANATORY NOTE / DEREGISTRATION OF UNSOLD SECURITIES

This Post-Effective Amendment No. 1 to Form S-8 Registration Statement relates to the Registration Statement on Form S-8 (File No. 333-90022) (the “Registration Statement”) of Harte-Hanks, Inc. (“Registrant”) filed with the Securities and Exchange Commission (“SEC”) on June 7, 2002.

The Registration Statement relates to the registration of shares of Common Stock of the Registrant that may be offered under the Registrant’s 1994 Employee Stock Purchase Plan (“ESPP”). The ESPP was terminated effective March 31, 2009.

In accordance with the undertaking made by Registrant in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities registered under the Registration Statement that remain unsold at the termination of the offering, Registrant hereby removes from registration the securities of Registrant that are registered but unsold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on April 1, 2009.

HARTE-HANKS, INC.

By:	/s/ Bryan J. Pechersky
Bryan J. Pechersky Senior Vice President, General Counsel & Secretary

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Larry D. Franklin Larry D. Franklin	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer and Director)	April 1, 2009

/s/ Douglas C. Shepard Douglas C. Shepard	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	April 1, 2009

/s/ Jessica M. Huff Jessica M. Huff	Vice President, Finance, Controller and Chief Accounting Officer (Principal Accounting Officer)	April 1, 2009

/s/ David L. Copeland David L. Copeland	Director	April 1, 2009

/s/ William F. Farley William F. Farley	Director	April 1, 2009

/s/ William K. Gayden William K. Gayden	Director	April 1, 2009

/s/ Christopher M. Harte Christopher M. Harte	Director	April 1, 2009

/s/ Houston H. Harte Houston H. Harte	Director	April 1, 2009

/s/ Judy C. Odom Judy C. Odom	Director	April 1, 2009

/s/ Karen A. Puckett Karen A. Puckett	Director	April 1, 2009